                                                                    Exhibit 24.1
                               Power of Attorney

     WHEREAS, True North Communications Inc., a Delaware corporation (the "Corporation"), proposes to register 111,438 shares of common stock $.33-1/3 par value, of the Corporation (the "Shares") with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, by filing a Registration Statement on Form S-3 (the "Registration Statement") with respect to the Shares.

     NOW THEREFORE, each person whose signature appears below constitutes and appoints Bruce Mason, Donald L. Seeley and Theodore J. Theophilos, and each of them, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign the Registration Statement and any amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith with the authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 Name                                    Date Signed

/s/ Charles D. Peebler, Jr.                    December 2               , 1998
--------------------------------------         ------------------------
Charles D. Peebler, Jr.

/s/ Richard S. Braddock                        November 28              , 1998
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Richard S. Braddock

/s/ David A. Bell                              December 2               , 1998
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David A. Bell

/s/Donald M. Elliman, Jr.                      November 30              , 1998
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Donald M. Elliman, Jr.

/s/ W. Grant Gregory                           December 4               , 1998
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W. Grant Gregory

/s/ Leo-Arthur Kelmenson                       December 7               , 1998
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Leo-Arthur Kelmenson

/s/ Richard P. Mayer                           November 24              , 1998
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Richard P. Mayer

/s/ Michael E. Murphy                          November 23              , 1998
--------------------------------------         ------------------------
Michael E. Murphy

/s/ J. Brendan Ryan                            November 24              , 1998
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J. Brendan Ryan

/s/ Stephen T. Vehslage                        November 23              , 1998
--------------------------------------         ------------------------
Stephen T. Vehslage